EXHIBIT 21



                     CONNECTICUT NATURAL GAS CORPORATION AND SUBSIDIARIES
                     ----------------------------------------------------

                                SUBSIDIARIES OF THE REGISTRANT
                                ------------------------------




                                                               Percentage of Voting
                                         Incorporated Under    Securities Owned By
   Name of Subsidiary                         Laws of            Immediate Parent
   ------------------                    ------------------    --------------------

   Energy Networks, Inc. (1)                Connecticut                100%
       The Hartford Steam Company           Connecticut                100%
       ENServe, Incorporated                Connecticut                100%
       ENI Gas Services, Inc.               Connecticut                100%
       DataBeam Systems Corporation (2)     Connecticut                100%

   CNG Realty Corp.                         Connecticut                100%

   ENI Transmission Company                 Connecticut                100%

   The Greenwich Gas System, Inc. (2)       Connecticut                100%

<F1>
   (1)  The Hartford Steam Company, ENServe, Incorporated, ENI Gas Services, Inc., and
        DataBeam Systems Corporation are wholly owned subsidiaries of ENI at September 30,
        1995.

<F2>

   (2)  DataBeam Systems Corporation:  inactive.
        The Greenwich Gas System, Inc.:  inactive.